Exhibit 3.27.1

Amended and Restated LIMITED LIABILITY COMPANY AGREEMENT

OF
Reliable RS, LLC

This Amended and Restated Limited Liability Company Agreement of Reliable RS, LLC, a Delaware limited liability company (the “Company”), is adopted as of January 5, 2015 (the “Effective Date”), by ExamWorks, Inc., a Delaware corporation, as the sole member of the Company (the “Member”).

The Certificate of Formation of the Company was filed with the Secretary of State of Delaware on December 5, 2014, in accordance with the provisions of the Delaware Limited Liability Company Act.

The Amended and Restated Certificate of Formation of the Company was filed with the Secretary of State of Delaware on January 2, 2015, in accordance with the provisions of the Delaware Limited Liability Company Act affecting the name change of the Company.

This Agreement amends and restates the Limited Liability Company Agreement of the Company dated December 5, 2014.

Article I
Definitions

When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

“Act” shall mean the Delaware Limited Liability Company Act, Chapter 18, as amended from time to time, and any successor thereto.

“Agreement” means this Amended and Restated Limited Liability Company Agreement, as it may be amended, modified, restated or supplemented from time to time.

“Company” shall have the meaning set forth in the preamble to this Agreement.

“Effective Date” shall have the meaning set forth in the preamble to this Agreement.

“Fiscal Year” has the meaning set forth in Article VII, Section 1 of this Agreement.

“Member” has the meaning set forth in the preamble to this Agreement.

“Membership Interests” means the entire interest in the Company owned by the Member, expressed as a percentage of ownership.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint-stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

Article II
Organizational Matters

Section 1.     Adoption. The Member hereby adopts this Agreement as the “limited liability company agreement” of the Company (as that term is used in the Act) as of the Effective Date. Unless a provision of the Act expressly provides that the Act supersedes any provision contained in this Agreement, the terms and conditions of this Agreement, as the same may be amended, shall govern.

Section 2.     Name. The name of the Company shall be Reliable RS, LLC, and the Company shall conduct all of its business only under that name or such other names as may be approved by the Member; provided, that the name shall always contain the words “limited liability company”, “limited company”, “LLC”, “L.L.C.”, “LC” or “L.C.”.

Section 3.     Term. The term of the Company shall be from the Effective Date and shall continue until the winding up and liquidation of the Company and its business is completed following a dissolution event, as provided in Article VIII hereof.

Section 4.     Principal Business Office. The principal office of the Company shall be located at 3280 Peachtree Road, #2625, Atlanta, GA 30305, or at such other location as may hereafter be determined by the Member. The Member may establish and maintain such additional offices and places of business of the Company as it deems appropriate.

Section 5.     Registered Agent. The Company shall continuously maintain an office and registered agent in the State of Delaware as required by the Act. The name and address of the registered agent and registered office of the Company for service of process on the Company shall be that person and location reflected in the Certificate of Formation. In the event the registered agent ceases to act as such for any reason or the registered office shall change, the Member shall promptly designate a replacement registered agent or file a notice of change of address, as the case may be, in the manner provided by law.

Section 6.     Qualification in Other Jurisdictions. The officers of the Company and the Member shall execute and cause to be filed original or amended articles or certificates and shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Company as a limited liability company or similar type of entity under the laws of any other jurisdictions in which the Company engages in business.

Section 7.     Member. The name of the Member is ExamWorks, Inc.

Section 8.     Purpose. The Company is formed for the object and purpose of engaging in any lawful act or activity for which limited liability companies may be formed under the Act.

Section 9.     Powers. The Company (i) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes and (ii) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

Section 10.     Limited Liability. Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and no Member or officer shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or officer of the Company.

Article III
Management and Control of Company

Section 1.     Management. The management, direction and control of the business and affairs of the Company shall be vested in the Member, who shall have full and complete authority, power and discretion to manage and control the business, affairs and property of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company’s business.

Article IV
Officers

Section 1.     Officers. The Company may have one or more Chairmen and/or Chief Executive Officers, a President, one or more Vice Presidents, a Chief Financial Officer, and a Secretary, each of whom shall be appointed by the Member. Such other officers and assistant officers and agents as may be deemed necessary or desirable may be appointed by the Member from time to time. Each of the officers shall have the duties and responsibilities that the Member may from time to time prescribe. Any two or more offices may be held by the same person.

Section 2.     Resignation of Officer. An officer may resign at any time by delivering written notice to the Company. The resignation shall be effective upon receipt, unless the notice specifies a later effective date. If the resignation is effective at a later date and the Company accepts the future effective date, the Member may fill the pending vacancy before the effective date provided the Member provides that the successor officer does not take office until the future effective date.

Section 3.     Removal of Officer. The Member may remove any officer at any time with or without cause. Any officer or assistant officer, if appointed by another officer, may be removed by the appointing officer.

Section 4.     Compensation. The compensation of officers shall be fixed from time to time at the discretion of the Member. The Company may enter into employment agreements with any officer of the Company.

Article V
Capital Contributions

Section 1.     Capital Contributions. The Member is not required to make any capital contributions to the Company. However, the Member may make capital contributions to the Company at any time in the discretion of the Member, which may be in the form of property or services to the Company. The provisions of this Agreement, including this Article V, Section 1, are intended solely to benefit the Member and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Member shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

Article VI
Taxes

Section 1.     Taxes. The Member intends that the Company be disregarded as a separate entity for Federal income tax purposes pursuant to Treasury Regulations § 301.7701-3. Accordingly, no election to the contrary shall be filed by or on behalf of the Company and all income, gain, loss, deduction and credit of the Company shall be reported by the Member on its returns.

Article VII
Fiscal Year and Books and Records

Section 1.     Fiscal Year. The fiscal year of the Company shall be as provided by the Member.

Section 2.     Books and Records. The Company shall keep at its principal office the following records:

a)     A copy of the Certificate of Formation, and all amendments thereto, and all certificates of conversion, together with executed copies of any power of attorney pursuant to which any Certificate of Formation or certificates of conversion has been executed;

b)     Copies of any then-effective written limited liability company agreement and all amendments thereto;

c)     The current name and mailing address of the Member;

d)     Copies of the Company’s federal, state, and local income tax returns and reports, if any, for the three most recent years;

e)     A writing setting forth any events upon the happening of which the Company is to be dissolved and its affairs wound up; and

f)     A writing setting forth the amount of cash, if any, and a description and statement of the agreed value of other property or services, if any, contributed by the Member or which the Member has agreed to contribute and times at which or events upon the happening of which any additional contributions are to be made.

Section 3.     Inspection of Accounts. The Member may, at any time during the Company’s business hours, inspect and copy any Company record at any of the Company’s offices.

Article VIII
Dissolution

Section 1.     Dissolution. The Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the resignation or dissolution of the Member or the occurrence of any other event which terminates the continued membership of all members in the Company unless the business of the Company is continued in a manner permitted by the Act, (ii) the termination by the Member of its Membership Interests, (iii) a determination by the Member that the Company should be dissolved, or (iv) the entry of a decree of judicial dissolution pursuant to Delaware law. The bankruptcy of the Member shall not cause the Member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

Section 2.     Winding Up. Upon dissolution, the Company’s business shall be liquidated in an orderly manner. The Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in the next sentence. The proceeds of the liquidation of the Company shall be distributed in the following order and priority:

a)     First, to the creditors (including the Member, to the extent it is a creditor) of the Company, to the fullest extent permitted by applicable law, in satisfaction of all of the Company’s liabilities (whether by payment or by making reasonable provision for payment thereof, including the setting up of any reserves which are reasonably necessary therefore); and

b)     Second, to the Member.

Article IX
Employees, Insurance, Exculpation and Indemnification.

Section 1.     Employees. The Company shall, at the Company’s cost and expense, retain all employees and agents reasonably necessary for the business and operations of the Company.

Section 2.     Insurance. The Company shall maintain, at the Company’s cost and expense, such insurance as is reasonable and customary for the activities and operations of the Company. This insurance shall be maintained throughout the term of this Agreement and so long thereafter as a claim resulting from an incident occurring during the term of this Agreement may be brought under applicable statutory limitations.

Section 3.     Exculpation. No Member or officer of the Company shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Member or officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member or officer by this Agreement, except that such Member or officer shall be liable for any such loss, damage or claim incurred by reason of such Member or officer’s gross negligence or willful misconduct.

Section 4.     Indemnification. To the fullest extent permitted by applicable law, the Member and officers shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Member or officers, by reason of any act or omission performed or omitted by such Member or officers in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member or officers by this Agreement, except that such Member and officers shall not be entitled to be indemnified in respect of any loss, damage or claim incurred by the Member or officers, by reason of the Member’s or officers’ gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Article IX, Section 4 shall be provided out of and to the extent of Company assets only.

Section 5.     Survival. The foregoing provisions of this Article IX shall survive any termination of this Agreement.

Article X
Membership Interests; Transferability

Section 1.     Opt-In. The Membership Interests shall be governed by Article 8 of the Delaware Uniform Commercial Code and shall be considered securities for purposes thereof.

Section 2.     Restrictions on Transfer. The Member may transfer, sell, encumber, assign or otherwise dispose of all or any portion of its Membership Interests.

Article XI
Miscellaneous Provisions

Section 1.     Benefits of Agreement; No Third-Party Rights. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member. Nothing in this Agreement shall be deemed to create any right in any Person not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third person.

Section 2.     Severability of Provisions. Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement that are valid, enforceable and legal.

Section 3.     Entire Agreement. This Agreement constitutes the entire agreement with respect to the subject matter hereof.

Section 4.     Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

Section 5.     Rules of Construction. Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.” The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

Section 6.     Amendments. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member.

Section 7.     Notices. Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail, or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in Article II, Section 4, (b) in the case of any the Member, to the Member at the address on file at the Company’s principal place of business, and (c) in the case of either of the foregoing, at such other address as may be designated by written notice by such party.

[Signature provided on following page.]

Certified by the Member of the Company as of the date first written above:

MEMBER:

EXAMWORKS, INC.

/s/ Clare Arguedas

By: Clare Arguedas

Its: General Counsel, Executive Vice President and Secretary

(Signature Page to Amended and Restated Limited Liability Company Agreement of Reliable RS, LLC)